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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus pertaining to the Home Financial Network, Inc. 1995 Stock Plan of our report dated January 21, 1999, with respect to the consolidated financial statements of Sybase, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                             ERNST & YOUNG LLP


Walnut Creek, California
January 20, 2000



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